Exhibit 99.1

Portland General Electric One World Trade Center 121 SW Salmon Street Portland, Oregon 97204 News Release
FOR IMMEDIATE RELEASE November 8, 2012

Media Contact:	Investor Contact:
Steven Corson	Bill Valach
Corporate Communications	Director, Investor Relations
Phone: 503-464-8444	Phone: 503-464-7395

Portland General Electric Reports
Third Quarter 2012 Financial Results

Earnings of $0.50 per diluted share for the third quarter of 2012
Earnings guidance for 2012 reaffirmed ranging between $1.85 to $2.00 per diluted share

Portland, Ore. — Portland General Electric Company (NYSE: POR) today reported net income of $38 million, or $0.50 per diluted share, for the third quarter of 2012, compared with $27 million, or $0.36 per diluted share, for the third quarter of 2011. This increase was due to several items including a 2% increase in residential deliveries, the impact of the power cost adjustment mechanism (PCAM), and an increase in unrealized gains on non-qualified benefit plan trust assets. For the nine months ended September 30, 2012, net income was $113 million, or $1.49 per diluted share, compared with $118 million, or $1.57 per diluted share for the nine months ended September 30, 2011. This decrease was primarily driven by a 2% decrease in residential energy deliveries as a result of warmer weather during the 2012 heating season, and a 1% decrease in average variable power cost as a result of lower natural gas prices partially offset by lower energy received from hydro and wind generating resources.

PGE made continued progress toward implementing its Integrated Resource Plan (IRP) this quarter. For the energy and capacity request for proposals, numerous bids, including the Company’s benchmark proposals, have been received and PGE is in the process of identifying an initial short list of projects, which is expected by the end of 2012. The Company expects negotiations with final short listed bidders to begin in late 2012 or early 2013.

Also, in October, PGE issued a request for proposals seeking approximately 100 average megawatts of renewable generating resources. The Company submitted its renewable resource benchmark proposal and all other bids are due next week. PGE expects to select a final short list and initiate negotiations in early 2013.

“I'm pleased with PGE’s performance this quarter,” said Jim Piro, President and Chief Executive Officer. “Our operating performance remains strong, and we continue to move forward with our IRP Action Plan. As a result, we are on track to meet our financial and operating objectives for the year.”

Third Quarter Operating Results

Total revenues for the third quarter of 2012 were $450 million compared with $439 million for the third quarter of 2011, an increase of $11 million, or 3%.

Retail revenues were $422 million for the third quarter of 2012 compared to $406 million for the third quarter of 2011. The increase of $16 million, or 4%, consisted of the following (in millions):

Changes in the PCAM for 2011	$11
Independent Spent Fuel Storage Installation tax credits provided to customers in 2011	4
Increase in volume and price for energy delivered to direct access customers	3
Changes in volume of energy sold to retail customers	(4)
Average retail price of energy declined 1%	(4)
The aggregate impact of several items, including decoupling mechanism, supplemental tariffs and other	6
$16

Residential energy deliveries increased 2%, while energy deliveries to industrial and commercial customers were comparable to the third quarter of 2011. For 2012, there was an increase in the number of industrial and commercial customers electing to purchase their energy requirements from an approved electricity service supplier. Due to this shift, retail revenues attributable to commercial and industrial customers declined in the third quarter of 2012 relative to same period of 2011.

Wholesale revenues in the third quarter of 2012 were $19 million, a decrease of 21%, from $24 million for the third quarter of 2011. Lower wholesale revenues were due to a 22% decrease in average price and a 1% decrease in sales volume. Lower wholesale power prices were driven by low natural gas prices.

Purchased power and fuel expense for the third quarter of 2012 was comparable with the third quarter of 2011. Declines in energy received from hydro and wind resources led to a 1% increase in average variable power cost, which was offset by a 1% decrease in total retail load requirement. The average variable power cost increased to $33.89 per megawatt hour in the third quarter of 2012 compared with $33.49 per megawatt hour in the third quarter of 2011.

Energy received from hydroelectric resources, including that purchased from mid-Columbia projects, in the third quarter of 2012 decreased 32% from the third quarter of 2011. This was 14% above the levels projected in PGE’s 2012 Annual Power Cost Update Tariff (AUT) for the current quarter, compared with 16% above the levels projected in the 2011 AUT for the third quarter of 2011. Energy received from the Company’s Biglow Canyon Wind Farm decreased 10%, from less favorable wind conditions during the third quarter of 2012 relative to the third quarter of 2011.

For the three and nine month periods ended September 30, 2012, actual net variable power costs (NVPC) were approximately $4 million and $14 million, respectively, below baseline NVPC. NVPC for the year ending December 31, 2012 is currently estimated to be within the $15 million lower deadband of the PCAM. Accordingly, no estimated refund to or collection from customers was recorded as of September 30, 2012. For the third quarter of 2011, actual NVPC was approximately $7 million below baseline NVPC, with PGE recording an estimated refund to customers of $4 million.

Administrative and other expense decreased $5 million, or 9%, driven by lower legal fees and employee compensation and benefit costs, partially offset by increased pension-related costs resulting from a lower discount rate and lower return on trust assets.

Other income, net was $1 million in the third quarter of 2012 compared with Other expense, net of $3 million in the third quarter of 2011, as PGE recorded unrealized losses on the non-qualified benefit plan trust assets in the amount of $4 million in the third quarter of 2011.

Income taxes increased in the third quarter of 2012 for an effective tax rate of 33.9% compared with an effective tax rate of 28.9% in the third quarter of 2011. The higher effective tax rate for the third quarter of 2012 compared with the third quarter of 2011 resulted from a reduced income tax rate benefit from both production tax credits (PTCs) and state income tax credits resulting from an increase in pre-tax income. The effective tax rate for the nine months ended September 30, 2012 was 27.7% compared with 26.3% for the same period of 2011.

2012 Earnings Guidance

PGE’s 2012 earnings are expected to be within the guidance range of $1.85 to $2.00 per diluted share, which is based on the following:

•	Retail energy deliveries approximately one-half of 1% higher than weather adjusted 2011 levels, excluding certain paper customers that do not significantly impact the company’s gross margin;

•	Favorable power supply operations;

•	Operating and maintenance costs of approximately $105 million to $110 million per quarter; and

•	Capital deferrals of $16 million for the full year, with $11 million recorded in the first nine months of 2012.

Third Quarter 2012 Earnings Call and Webcast — November 8, 2012

PGE will host a conference call with financial analysts and investors on Thursday, November 8, 2012, at 11:00 a.m. ET. The conference call will be webcast live on the PGE website at PortlandGeneral.com. A replay of the call will be available beginning at 2:00 p.m. ET on Thursday, November 8, 2012 through Thursday, November 15, 2012.

Jim Piro, President and CEO; Maria Pope, Senior Vice President, Finance, CFO, and Treasurer; and Bill Valach, Director, Investor Relations, will participate in the call. Management will respond to questions following formal comments.

The attached condensed consolidated statements of income, condensed consolidated balance sheets, and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # # # #

About Portland General Electric Company

Portland General Electric Company is a vertically integrated electric utility that serves approximately 829,000 residential, commercial and industrial customers in the Portland/Salem metropolitan area of Oregon. The Company’s headquarters are located at 121 SW Salmon Street, Portland, Oregon 97204. Visit PGE’s website at PortlandGeneral.com.

Safe Harbor Statement
Statements in this news release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding earnings guidance; statements regarding future load, hydro conditions and operating and maintenance costs; statements concerning implementation of the Company’s Integrated Resource Plan; statements concerning future compliance with regulations limiting emissions from generation facilities and the costs to achieve such compliance; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including reductions in demand for electricity and the sale of excess energy during periods of low wholesale market prices; operational risks relating to the Company’s generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; failure to complete capital projects on schedule and within budget, or the abandonment of capital projects which could result in the company’s inability to recover project costs; the outcome of various legal and regulatory proceedings; and general economic and financial market conditions. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this news release are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties listed in the Company’s most recent Annual Report on Form 10-K and the Company’s reports on Forms 8-K and 10-Q filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time.
POR-F
Source: Portland General Electric Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues, net	$450	$439	$1,342	$1,334
Operating expenses:
Purchased power and fuel	182	182	533	545
Production and distribution	49	50	153	147
Administrative and other	50	55	160	158
Depreciation and amortization	63	59	188	170
Taxes other than income taxes	24	25	77	74
Total operating expenses	368	371	1,111	1,094
Income from operations	82	68	231	240
Other income (expense):
Allowance for equity funds used during construction	1	1	4	3
Miscellaneous income (expense), net	—	(4)	2	(1)
Other income (expense), net	1	(3)	6	2
Interest expense	27	27	82	82
Income before income taxes	56	38	155	160
Income taxes	19	11	43	42
Net income	37	27	112	118
Less: net loss attributable to noncontrolling interests	(1)	—	(1)	—
Net income attributable to Portland General Electric Company	$38	$27	$113	$118

Weighted-average shares outstanding (in thousands):
Basic	75,528	75,342	75,486	75,329
Diluted	75,541	75,358	75,500	75,345
Earnings per share — basic and diluted	$0.50	$0.36	$1.49	$1.57
Dividends declared per common share	$0.270	$0.265	$0.805	$0.790

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$156	$6
Accounts receivable, net	129	144
Unbilled revenues	75	101
Inventories	78	71
Margin deposits	53	80
Regulatory assets — current	154	216
Deferred income tax assets	40	33
Other current assets	99	65
Total current assets	784	716
Electric utility plant, net	4,351	4,285
Regulatory assets — noncurrent	490	594
Nuclear decommissioning trust	37	37
Non-qualified benefit plan trust	32	36
Other noncurrent assets	63	65
Total assets	$5,757	$5,733

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$76	$111
Liabilities from price risk management activities — current	147	216
Short-term debt	—	30
Current portion of long-term debt	200	100
Accrued expenses and other current liabilities	225	157
Total current liabilities	648	614
Long-term debt, net of current portion	1,536	1,635
Regulatory liabilities — noncurrent	760	720
Deferred income taxes	598	529
Liabilities from price risk management activities — noncurrent	90	172
Unfunded status of pension and postretirement plans	201	195
Non-qualified benefit plan liabilities	102	101
Other noncurrent liabilities	103	101
Total liabilities	4,038	4,067
Total equity	1,719	1,666
Total liabilities and equity	$5,757	$5,733

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$112	$118
Depreciation and amortization	188	170
Other non-cash items, net, included in Net income	99	109
Changes in working capital	57	46
Contributions to pension plan and voluntary employees’ beneficiary association trust	(2)	(40)
Other, net	(4)	(4)
Net cash provided by operating activities	450	399
Cash flows from investing activities:
Capital expenditures	(218)	(215)
Proceeds received from sale of solar power facility	10	—
Other, net	(1)	1
Net cash used in investing activities	(209)	(214)
Cash flows from financing activities:
Payments on long-term debt	—	(10)
Maturities of commercial paper, net	(30)	(19)
Dividends paid	(61)	(59)
Noncontrolling interests’ capital distributions	—	(4)
Net cash used in financing activities	(91)	(92)
Increase in cash and cash equivalents	150	93
Cash and cash equivalents, beginning of period	6	4
Cash and cash equivalents, end of period	$156	$97

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues (dollars in millions):
Retail:
Residential	$187	$184	$630	$635
Commercial	168	167	476	474
Industrial	57	59	166	168
Subtotal	412	410	1,272	1,277
Other accrued (deferred) revenues, net	10	(4)	6	(18)
Total retail revenues	422	406	1,278	1,259
Wholesale revenues	19	24	38	49
Other operating revenues	9	9	26	26
Total revenues	$450	$439	$1,342	$1,334

Energy sold and delivered (MWh in thousands):
Retail energy sales:
Residential	1,626	1,598	5,506	5,604
Commercial	1,848	1,879	5,239	5,297
Industrial	886	931	2,573	2,667
Total retail energy sales	4,360	4,408	13,318	13,568
Delivery to direct access customers:
Commercial	115	91	327	263
Industrial	210	158	607	489
	325	249	934	752
Total retail energy sales and deliveries	4,685	4,657	14,252	14,320
Wholesale energy deliveries	771	780	1,861	1,848
Total energy sold and delivered	5,456	5,437	16,113	16,168

Number of retail customers at end of period:
Residential			723,804	719,993
Commercial			104,749	104,341
Industrial			216	237
Direct access			511	246
Total retail customers			829,280	824,817

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Sources of energy (MWh in thousands):
Generation:
Thermal:
Coal	995	1,200	2,280	2,708
Natural gas	856	723	1,993	1,058
Total thermal	1,851	1,923	4,273	3,766
Hydro	331	345	1,461	1,524
Wind	341	379	964	1,025
Total generation	2,523	2,647	6,698	6,315
Purchased power:
Term	1,895	1,337	6,042	5,057
Hydro	422	766	1,358	2,489
Wind	95	95	272	203
Spot	460	617	1,641	2,200
Total purchased power	2,872	2,815	9,313	9,949
Total system load	5,395	5,462	16,011	16,264
Less: wholesale sales	(771)	(780)	(1,861)	(1,848)
Retail load requirement	4,624	4,682	14,150	14,416

	Heating Degree-days		Cooling Degree-days
	2012	2011	2012	2011
First Quarter	1,967	1,974	—	—
Average	1,848	1,845	—	—
Second Quarter	709	946	40	16
Average	714	698	68	69
Third Quarter	58	51	395	346
Average	81	87	387	393
Year-to-date	2,734	2,971	435	362
Year-to-date average	2,643	2,630	455	462
Note: “Average” amounts represent the 15-year rolling averages provided by the National Weather Service (Portland Airport).